UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 18, 2006
BROOKS AUTOMATION, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

0-25434	04-3040660

(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 262-2400.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     Effective October 18, 2006, the compensation committee of the board of directors of Brooks Automation, Inc. (the “Company”) approved, and Edward C. Grady accepted, an amendment (the “Amended Agreement”) to Mr. Grady’s employment agreement entered into with the Company on June 1, 2004 (the “Original Agreement”). The Original Agreement expired on September 30, 2006. The Amended Agreement provides that Mr. Grady will receive an increase in his base salary to $600,000 per year effective September 1, 2006 and extends the termination date of the contract to September 30, 2007. Mr. Grady is eligible to receive an annual management bonus, as determined by the Company’s compensation committee from year to year. Mr. Grady is also eligible to participate in all employee welfare and benefit plans normally offered to other senior executives of the Company. The Amended Agreement provides for the grant to Mr. Grady of an additional 100,000 restricted shares of common stock that will vest on September 30, 2007 provided that he remains employed by the Company through that date.
     The Amended Agreement also provides that Mr. Grady will continue to serve as a director of the Company and that he shall be considered for re-nomination each year of the agreement by the Company’s Nominating & Governance Committee.
     Mr. Grady continues to be subject to the non-competition, non-solicitation and confidentiality agreement executed in connection with the Original Agreement. The non-competition and non-solicitation provisions prohibit Mr. Grady from directly or indirectly competing with, or soliciting employees of, the Company so long as he is an employee of the Company and for a period of two years thereafter.
     If Mr. Grady’s employment is terminated due to his death or his disability (as defined in the Amended Agreement), the Company will pay to Mr. Grady (or his estate) the prorata portion of his base salary through September 30, 2007 and a prorata portion of his annual management bonus through the date of termination of employment, all shares of restricted stock held by Mr. Grady will immediately vest and all stock options will continue to vest in accordance with their vesting schedule and remain exercisable for the remaining option term, without regard to any continued employment of Mr. Grady or other relationship he may have with the Company.
     If Mr. Grady’s employment is terminated by the Company without cause (as defined in the Amended Agreement) or Mr. Grady resigns for good reason (as defined in the Amended Agreement), then the Company shall pay him the unpaid portion of his then current base salary earned through the termination date and a pro-rata portion of his annual management bonus for the completed portion of the current annual pay period. In addition, all shares of restricted stock will immediately vest and all stock options will continue to vest in accordance with their vesting schedule and remain exercisable for the remaining option term, without regard to any continued employment of Mr. Grady or other relationship he may have with the Company. Provided Mr. Grady is in compliance with and has complied with the non-competition, non-solicitation and confidentiality agreement, the Company shall pay Mr. Grady as severance one year’s current base salary in biweekly payments for one year. If, during that year, Mr. Grady has not found a full time comparable executive position with another employer, the Company will extend the bi-weekly payment on a month-to-month basis until the earlier to occur of (i) one additional year or (ii) the date Mr. Grady secures full-time employment. Any such payments by the Company will be offset by income earned from consulting fees with the Company, by short term and/or sporadic consulting fees earned from any other business entity or by income received for part time employment with another business entity.
     Upon the expiration of the term of the Amended Agreement, the Company will pay Mr. Grady the unpaid portion of his then current base salary earned through the termination date and the bonus earned in respect of the Company’s results of operations for the fiscal year ended September 30, 2007. In addition, all shares of restricted stock will immediately vest and all stock options will continue to vest in accordance with their vesting schedule and remain exercisable for the remaining option term, without regard to any continued employment of Mr. Grady or other relationship he may have with the Company (with the exception of a termination of the consulting term by the Company for cause (as defined in the consulting agreement)).
     Following termination of employment for any reason, the Company will pay the cost of the Executive’s participation in the Company’s group medical and dental insurance plans until the provisions for continued COBRA coverage expire. After that time and through the fourth anniversary of the date of termination, the Company, if the terms of its medical and dental plans do not permit continued participation in such plans by the Executive, will procure comparable coverage on Mr. Grady’s behalf up to the amount the Company paid on the Executive’s behalf for COBRA coverage.
     The Company has also agreed to reimburse Mr. Grady to the extent the net sales price (taking into account selling expenses and the value of improvements to the unit) for his condominium in the Boston, Massachusetts area is less than the amount Mr. Grady paid for the condominium. This payment obligation includes a tax “gross-up” provision so that the taxes incurred by Mr. Grady on the receipt of this reimbursement are also reimbursed by the Company.
     Following the expiration (but not earlier termination) of the employment term on September 30, 2007, the Company has agreed to retain Mr. Grady as a consultant and pay Mr. Grady a consulting fee of $100,000 per year for a period of four years. Mr. Grady is required to provide up to 100 hours per quarter of consulting services with respect to strategic planning and the transition of management to a new executive team. During the term of the consulting agreement, the Company must offer Mr. Grady participation in its employee benefit plans to the extent permitted by the applicable plan.
     Either the Company or Mr. Gray may terminate the consulting agreement at any time upon 60 days notice. If the Company terminates the agreement other than for cause (as defined in the consulting agreement), the Company must continue to pay Mr. Grady the fees due thereunder and provide Mr. Grady with the benefits to be provided thereunder for the remainder of the four-year term of the agreement.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
The following exhibit is filed as part of this report:

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement by and between Brooks Automation, Inc. and Edward C. Grady, as of October 18, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.
/s/ Thomas S. Grilk
Thomas S. Grilk
Senior Vice President, General Counsel and Secretary

Date: October 20, 2006